EXHIBIT 5.1

[LETTERHEAD OF PILLSBURY WINTHROP LLP]

November 17, 2003

BioLase Technology, Inc.

981 Calle Amanecer

San Clemente, California 92673

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for BioLase Technology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration No. 333-106260) relating to the registration under the Securities Act of 1933 (the “Act”) of 3,228,625 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, of which 2,921,125 authorized but heretofore unissued shares (including 421,125 shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and 307,500 shares are to be offered and sold by a selling stockholder of the Company (the “Selling Stockholder”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop LLP